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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Networks Associates, Inc.:

        We hereby consent to the incorporation herein by reference in this Registration Statement on Form S-3 of our reports dated March 31, 1999, except for the matters discussed in Note 17, as to which the date is April 7, 1999, relating to the consolidated financial statements and financial statement schedule, which appear in Networks Associates, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
May 25, 1999